UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34416 (Commission File Number)	27-0186273 (IRS Employer Identification No.)

6101 Condor Drive, Moorpark, California (Address of principal executive offices)	93021 (Zip Code)

Registrant’s telephone number, including area code: (818) 224-7442

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 30, 2013, in connection with a previously announced private offering, PennyMac Corp. (the “Issuer”), an indirect, wholly-owned subsidiary of PennyMac Mortgage Investment Trust (the “Company”), issued $250 million aggregate principal amount of its 5.375% Exchangeable Senior Notes due 2020 (the “Exchangeable Notes”), including $50 million aggregate principal amount of Exchangeable Notes issued pursuant to the exercise in full by the Initial Purchasers (as defined below) of their option to purchase additional Exchangeable Notes granted pursuant to the terms of the purchase agreement executed in connection with the sale.  The Exchangeable Notes were issued pursuant to an Indenture, dated as of April 30, 2013 (the “Base Indenture”), among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of April 30, 2013 (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), among the Issuer, the Company and the Trustee.

The sale of the Exchangeable Notes generated gross proceeds of $250 million and net proceeds of approximately $242.6 million, after deducting the Initial Purchasers’ aggregate discounts of approximately $6.9 million and estimated offering expenses.  The net proceeds from the offering are intended to be used to fund the business and investment activities of the Company and its subsidiaries, which may include the acquisition of distressed mortgage loans or other investments; the funding of the continued growth of its correspondent lending business, including the purchase of jumbo loans; the repayment of other indebtedness; and for general corporate purposes.

The Exchangeable Notes will mature on May 1, 2020 unless repurchased or exchanged in accordance with their terms prior to such date.  The Exchangeable Notes bear interest at a rate of 5.375% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2013. The Exchangeable Notes are fully and unconditionally guaranteed by the Company and exchangeable for the Company’s common shares of beneficial interest (“Common Shares”) at any time until the close of business on the second scheduled trading day immediately preceding the maturity date.  The exchange rate initially equals 33.5149 Common Shares per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $29.84 per Common Share).  The exchange rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.  In addition, following the occurrence of certain corporate events, the Issuer will, in certain circumstances, increase the exchange rate for a holder that exchanges its Exchangeable Notes in connection with such corporate events.

The Issuer may not redeem the Exchangeable Notes prior to maturity, and no sinking fund will be provided for the Exchangeable Notes.  If certain corporate events occur, subject to certain conditions, holders of the Exchangeable Notes may require the Issuer to purchase for cash all or part of their Exchangeable Notes at a repurchase price of 100% of the principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Exchangeable Notes are the Issuer’s senior unsecured obligations and will rank senior in right of payment to any of the Issuer’s indebtedness that is expressly subordinated in right of payment to the Exchangeable Notes, equal to any of the Issuer’s unsecured indebtedness that is not so subordinated, effectively junior to any of the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of the Issuer’s subsidiaries.  The guarantee is the Company’s senior unsecured obligation and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the guarantee, equal to any of the Company’s other unsecured indebtedness that is not so subordinated, effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of the Company’s subsidiaries.

The Issuer offered and sold the Exchangeable Notes to Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., as initial purchasers (collectively, the “Initial Purchasers”), pursuant to a purchase agreement, dated April 24, 2013, among the Company, the Issuer, PennyMac Operating Partnership, L.P. and PNMAC Capital Management, LLC and the Initial Purchasers.  The offering and sale were made by the Issuer to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Issuer relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the purchase agreement.

The foregoing description of the Indenture and the Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Exchangeable Notes), filed as an exhibit hereto and incorporated by reference herein.

Neither the Exchangeable Notes nor the Common Shares that may be issued upon exchange thereof will be registered under the Securities Act.  Neither the Exchangeable Notes nor the Common Shares that may be issued upon exchange thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.   Other Events

On April 24, 2013, the Company issued a press release announcing the pricing of the Issuer’s private placement of the Exchangeable Notes.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

4.1	Indenture for Senior Debt Securities, dated as of April 30, 2013, among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	First Supplemental Indenture, dated as of April 30, 2013, among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Form of 5.375% Exchangeable Senior Notes due 2020 (included in Exhibit 4.2)

99.1	Press release dated April 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2013	PENNYMAC MORTAGE INVESTMENT TRUST

	By:	/s/ Anne D. McCallion
	Name:	Anne D. McCallion
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture for Senior Debt Securities, dated as of April 30, 2013, among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.2	First Supplemental Indenture, dated as of April 30, 2013, among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee

4.3	Form of 5.375% Exchangeable Senior Notes due 2020 (included in Exhibit 4.2)

99.1	Press release dated April 24, 2013